SULLIVAN & WORCESTER LLP
                               1666 K STREET, N.W.
                             WASHINGTON, D.C. 20006
                             TELEPHONE: 202-775-1200
                             FACSIMILE: 202-293-2275

565 FIFTH AVENUE                                     ONE POST OFFICE SQUARE
EIGHTEENTH FLOOR                            BOSTON, MASSACHUSETTS 02109
NEW YORK, NEW YORK 10017                    TELEPHONE: 617-338-2800
TELEPHONE: 212-486-8200                              FACSIMILE: 617-338-2880


                                                         March 16, 2007


Lord Abbett America's Value Portfolio
5 Park Plaza, Suite 1900
Irvine, California 92614

Lord Abbett Mid-Cap Value Portfolio
5 Park Plaza, Suite 1900
Irvine, California 92614

         Re:      Acquisition of Assets of Lord Abbett America's Value Portfolio

Ladies and Gentlemen:

         You have asked for our opinion as to certain Federal income tax consequences of the transaction described below.

                           Parties to the Transaction

         Lord Abbett America's Value Portfolio ("Target Fund") is a series of Met Investors Series Trust ("Trust"), a Delaware business trust.

         Lord Abbett Mid-Cap Value Portfolio ("Acquiring Fund") is also a series of the Trust.

                       Description of Proposed Transaction

         In the proposed transaction (the "Reorganization"), Acquiring Fund will acquire all of the equity assets of Target Fund, but not its fixed income assets, in exchange for shares of Acquiring Fund of equivalent value and the assumption of the identified liabilities of Target Fund. The fixed income assets will be acquired by Lord Abbett Bond Debenture Portfolio. Target Fund will then liquidate and distribute all of the Acquiring Fund shares and Lord Abbett Bond Debenture Portfolio shares which it holds to the record holders of its shares (the "Target Fund Shareholders") pro rata in proportion to their shareholdings in Target Fund, in complete redemption of all outstanding shares of Target Fund, and promptly thereafter will proceed to dissolve.

                         Scope of Review and Assumptions

         In rendering our opinion, we have reviewed and relied upon the Agreement and Plan of Reorganization between the Trust with respect to Acquiring Fund and the Trust with respect to Target Fund dated as of March 1, 2007 (the "Reorganization Agreement") and on a prospectus/proxy statement to be dated March 16, 2007 and submitted to the Securities and Exchange Commission on or about March 16, 2007, which describes the proposed transactions, and on the information provided in such prospectus/proxy statement. We have relied, without independent verification, upon the factual statements made therein, and assume that there will be no change in material facts disclosed therein between the date of this letter and the date of the closing of the transaction. We further assume that neither Acquiring Fund nor Lord Abbett Bond Debenture Portfolio will acquire 90% of the assets of Target Fund, that shareholders of Target Fund will not own more than 80% of the stock of either Acquiring Fund or Lord Abbett Bond Debenture Portfolio immediately after the Reorganization, and that the transaction will be carried out in accordance with the Reorganization Agreement. Capitalized terms used in this opinion, unless otherwise defined herein, shall have the meanings ascribed to them in the prospectus/proxy statement.

                                    Opinions

         Based on and subject to the foregoing, and our examination of the legal authority we have deemed to be relevant, we have the following opinions:

         1. The transfer of all of the equity assets of Target Fund in exchange for shares of Acquiring Fund and assumption by Acquiring Fund of the identified liabilities of Target Fund followed by the distribution of said Acquiring Fund shares pro rata to the Target Fund Shareholders in liquidation of Target Fund will not constitute a "reorganization" within the meaning of ss. 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

         2. Gain or loss will be recognized by Target Fund upon the transfer of its equity assets to Acquiring Fund in exchange for Acquiring Fund shares and the assumption by Acquiring Fund of the identified liabilities of Target Fund.

         3. The Target Fund Shareholders will recognize gain or loss upon the exchange of their Target Fund shares for Acquiring Fund shares in liquidation of Target Fund.

         4. The aggregate tax basis of the Acquiring Fund shares received by each Target Fund Shareholder pursuant to the Reorganization will be the net asset value of such shares at the time of the Reorganization, and the holding period of the Acquiring Fund shares received by each Target Fund Shareholder will begin at the time of the Reorganization.

         5. The tax basis of the assets of Target Fund acquired by Acquiring Fund will be the fair market value of such assets at the time of the Reorganization, and the holding period of the assets of Target Fund in the hands of Acquiring Fund begin at the time of the Reorganization.

         6. If the Record Owners and related Contracts are properly structured under the insurance company provisions of the Code, the Reorganization will not be a taxable event for those Contract Owners who have a part of their annuity contract or insurance policy allocated to Target Fund.

         The foregoing opinions are based on the Code as in effect on the date hereof and administrative and judicial interpretations of it. No assurance can be given that the Code will not change or that such interpretations will not be revised or amended adversely, possibly with retroactive effect. This opinion letter is delivered to you in satisfaction of the requirements of Section 8.6 of the Reorganization Agreement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement on Form N-14 relating to the Reorganization and to use of our name and any reference to our firm in such Registration Statement or in the prospectus/proxy statement constituting a part thereof. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                                 Very truly yours,


                                                 /s/ Sullivan & Worcester LLP
                                                 SULLIVAN & WORCESTER LLP

                            SULLIVAN & WORCESTER LLP
                             1666 K STREET, N.W.
                             WASHINGTON, D.C. 20006
                             TELEPHONE: 202-775-1200
                             FACSIMILE: 202-293-2275

565 FIFTH AVENUE                            ONE POST OFFICE SQUARE
EIGHTEENTH FLOOR                            BOSTON, MASSACHUSETTS 02109
NEW YORK, NEW YORK 10017                    TELEPHONE: 617-338-2800
TELEPHONE: 212-486-8200                     FACSIMILE: 617-338-2880


                                               March 16, 2007


Lord Abbett America's Value Portfolio
5 Park Plaza, Suite 1900
Irvine, California 92614

Lord Abbett Bond Debenture Portfolio
5 Park Plaza, Suite 1900
Irvine, California 92614

         Re:   Acquisition of Assets of Lord Abbett America's Value Portfolio

Ladies and Gentlemen:

         You have asked for our opinion as to certain Federal income tax consequences of the transaction described below.

                           Parties to the Transaction

         Lord Abbett America's Value Portfolio ("Target Fund") is a series of Met Investors Series Trust ("Trust"), a Delaware business trust.

         Lord Abbett Bond Debenture Portfolio ("Acquiring Fund") is also a series of the Trust.

                       Description of Proposed Transaction

         In the proposed transaction (the "Reorganization"), Acquiring Fund will acquire all of the fixed income assets of Target Fund, but not its equity assets, in exchange for shares of Acquiring Fund of equivalent value and the assumption of the identified liabilities of Target Fund. The equity assets will be acquired by Lord Abbett Mid-Cap Value Portfolio. Target Fund will then liquidate and distribute all of the Acquiring Fund shares and Lord Abbett Mid-Cap Value Portfolio shares which it holds to the record holders of its shares (the "Target Fund Shareholders") pro rata in proportion to their shareholdings in Target Fund, in complete redemption of all outstanding shares of Target Fund, and promptly thereafter will proceed to dissolve.

                         Scope of Review and Assumptions

         In rendering our opinion, we have reviewed and relied upon the Agreement and Plan of Reorganization between the Trust with respect to Acquiring Fund and the Trust with respect to Target Fund dated as of March 1, 2007 (the "Reorganization Agreement") and on a prospectus/proxy statement to be dated March 16, 2007 and submitted to the Securities and Exchange Commission on or about March 16, 2007, which describes the proposed transactions, and on the information provided in such prospectus/proxy statement. We have relied, without independent verification, upon the factual statements made therein, and assume that there will be no change in material facts disclosed therein between the date of this letter and the date of the closing of the transaction. We further assume that neither Acquiring Fund nor Lord Abbett Mid-Cap Value Portfolio will acquire 90% of the assets of Target Fund, that shareholders of Target Fund will not own more than 80% of the stock of either Acquiring Fund or Lord Abbett Mid-Cap Value Portfolio immediately after the Reorganization, and that the transaction will be carried out in accordance with the Reorganization Agreement. Capitalized terms used in this opinion, unless otherwise defined herein, shall have the meanings ascribed to them in the prospectus/proxy statement.

                                    Opinions

         Based on and subject to the foregoing, and our examination of the legal authority we have deemed to be relevant, we have the following opinions:

         1. The transfer of all of the fixed income assets of Target Fund in exchange for shares of Acquiring Fund and assumption by Acquiring Fund of the identified liabilities of Target Fund followed by the distribution of said Acquiring Fund shares pro rata to the Target Fund Shareholders in liquidation of Target Fund will not constitute a "reorganization" within the meaning of ss. 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

         2. Gain or loss will be recognized by Target Fund upon the transfer of its fixed income assets to Acquiring Fund in exchange for Acquiring Fund shares and the assumption by Acquiring Fund of the identified liabilities of Target Fund.

         3. The Target Fund Shareholders will recognize gain or loss upon the exchange of their Target Fund shares for Acquiring Fund shares in liquidation of Target Fund.

         4. The aggregate tax basis of the Acquiring Fund shares received by each Target Fund Shareholder pursuant to the Reorganization will be the net asset value of such shares at the time of the Reorganization, and the holding period of the Acquiring Fund shares received by each Target Fund Shareholder will begin at the time of the Reorganization.

         5. The tax basis of the assets of Target Fund acquired by Acquiring Fund will be the fair market value of such assets at the time of the Reorganization, and the holding period of the assets of Target Fund in the hands of Acquiring Fund begin at the time of the Reorganization.

         6. If the Record Owners and related Contracts are properly structured under the insurance company provisions of the Code, the Reorganization will not be a taxable event for those Contract Owners who have a part of their annuity contract or insurance policy allocated to Target Fund.

         The foregoing opinions are based on the Code as in effect on the date hereof and administrative and judicial interpretations of it. No assurance can be given that the Code will not change or that such interpretations will not be revised or amended adversely, possibly with retroactive effect. This opinion letter is delivered to you in satisfaction of the requirements of Section 8.6 of the Reorganization Agreement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement on Form N-14 relating to the Reorganization and to use of our name and any reference to our firm in such Registration Statement or in the prospectus/proxy statement constituting a part thereof. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                                 Very truly yours,


                                                /s/ Sullivan & Worcester LLP
                                                SULLIVAN & WORCESTER LLP